UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/01/2008

GSI COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-16611

Delaware	04-2958132
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

935 First Avenue
King of Prussia, PA 19406
(Address of principal executive offices, including zip code)

610-491-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

        On August 1, 2008, the Board of Directors of GSI Commerce, Inc. ("we" or the "Registrant") granted to Michael G. Rubin, our Chairman, Chief Executive Officer and President, a restricted stock unit award under the GSI Commerce Inc. 2005 Equity Incentive Plan (the "Plan") to acquire the number of shares of our Common Stock equal to $700,000 divided by the fair market value of our Common Stock on the date of the award, or 46,143 shares of Common Stock. The restricted stock unit award will vest in full on August 1, 2010. Such vesting will be subject to Mr. Rubin's "Continuous Service" (as defined in the Plan) to the Company and to acceleration in certain circumstances following a change in control. Vested restricted stock unit awards result in the delivery to Mr. Rubin of shares of our Common Stock.

        Mr. Rubin will enter into Restricted Stock Unit Agreement with us in the form attached hereto as Exhibit 10.1. The foregoing summary is qualified in its entirety by reference to the complete text of the Restricted Stock Unit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

10.1    Michael Rubin Form of Restricted Stock Unit Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

Date: August 07, 2008	By:	/s/ Arthur H. Miller
Arthur H. Miller
Executive Vice President and Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	Michael Rubin Form of Restricted Stock Unit Agreement